TI-E LNIVERSI"IYOF TEXAS MD
ANDERSON

CANCER CENTER

Office of Technology Commercialization

713-792-7598

February 29, 2005

US Biodefense, Inc. 13674 East Valley Boulevard City of Industry, CA 91746

RE: Option Agreement to MDA Technology Entitled Use of Peripheral Blood Stem Cells for Cardiac Regeneration," (MDA04-024), Invented by Edward T

Yeh, M.D. (the "Invention")

Dear Mr. Chan:

In accordance with your recent conversation with Luetta Allen, I am pleased to inform you that The University of Texas M. D. Anderson Cancer Center (MDA) hereby extends an option to US Biodefense, Inc. to evaluate and potentially negotiate a license to the Invention.

If accepted by your signature below within the next ten (10) days, this Option Agreement will become efective as of February 29, 2005 (the "Effective Date"). Pursuant to this Option Agreement MDA grants US Biodefense, Inc. a (three) month option that will expire on May 29, 2005, to evaluate the Invention and determine whether US Biodefense, Inc. desires to negotiate a license to this Invention.

If US Biodefense, Inc. desires to negotiate a license agreement to the Invention, US Biodefense, Inc. must send written notice to MDA on or before May 29, 2005 by prepaid, first class, certified mail, return receipt requested, addressed to:

William J. Doty

Managing Director, Ofice of Technology Commercialization The University of Texas M. D. Anderson Cancer Center 7515 South Main, Suite 490 Houston, Texas 77030

If the option to negotiate a license has not been exercised as provided herein, then MDA will thereafer be free to seek other prospective licensees for the Invention with no further consideration due US Biodefense, Inc.

CARING • INTEGRITY • DISCOVERY

1515 HOLCOMBE BOULEVARD • HOUSTON, TEXAS 77030-4009 • 713-792.2121 • www.mdanders(ni.org A Comprehensive Cancer Center designated by the National Cancer Institute located in the Texas Medical Center

US Biodefense, Inc.

13674 East Valley Boulevard City of Industry, CA 91746 February 23, 2005

By exercising its option to negotiate a license, the term of this Option Agreement will be extended one month, from May 29, 2005 until June 29, 2005. During this period the parties agree to negotiate in good faith. However, if the parties cannot agree on license terms during this time frame, then MDA will thereafter be free to seek other prospective licensees for the Invention with no further consideration due US Biodefense, Inc.

This Option Agreement comprises a promise by MDA not to negotiate a license to the Invention with any third parties during the term of this Agreement. This Option Agreement does not in any way constitute a license in itself or an ofer of any specific license terms. This option is personal to and not assignable by US Biodefense, Inc.

US Biodefense, Inc. and MDA agree that the terms of the One Way Confidential Disclosure Agreement ("CDA") between (Company) and MDA, efective as of January 21, 2005 and attached hereto are incorporated herein by reference and that any information disclosed by MDA pursuant to this option will be governed by the terms of the CDA.

US Biodefense, Inc. agrees not to use the name of MDA or any of its employees without prior express written consent of MDA secured through:

Natalie Wright Associate General Counsel Intellectual Property M. D. Anderson Services Corporation 7505 South Main, Suite 500 Houston, Texas 77030

In consideration for the option granted herein, US Biodefense, Inc. agrees to pay MDA a non-refundable $30,000 option fee.

All payments due MDA under this Option Agreement are payable to MDA within thirty (30) days following US Biodefense, Inc.'s receipt of an invoice from MDA. Payments will be invoiced by MDA upon full execution of this Option Agreement. MDA may terminate this Option Agreement if any payment due MDA hereunder is not received by MDA within thirty (30) days of the invoice date of said payment.

US Biodefense, Inc.

13674 East Valley Boulevard City of Industry, CA 91746 February 23, 2005

If the provisions of this Option Agreement are satisfactory to you, then please indicate your acceptance of these terms by signing and returning the enclosed copy of this letter to the following address:

William J. Doty

Managing Director, Ofice of Technology Commercialization The University of Texas M. D. Anderson Cancer Center 7515 South Main, Suite 490 Houston, Texas 77030

William J. Dot

Managing Director, Technology' ommercialization

WJD/dn

cc:	Luetta Allen Natalie Wright

AGREED TO BY US Biodefense, Inc.

By: Name:

Title:

Date:

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER 1 515 Holcombe Boulevard, Box 510 Houston:, Texas 77030

ONE-WAY CONFIDENTIAL DISCLOSURE AGREEMENT

Recipient:	U.S. BioDefense, Inc.
13674 E. Valley Blvd.,
City of Industry, CA 91746

Efective Date:	January 21, 2005

Subject Matter:	"Use of Peripheral Blood Stem Cells for Cardiac Regeneration"
MDA04 024, Edward T Yeh, M.D., Principal Investigator

This Agreement is made as, of the Effective Date by and between The University of Texas M. D. Anderson Cancer Center ("UTMDACC") and the above named recipient; UTMDACC and Recipient are collectively referred to as the "Parties"

WHEREAS, the Parties desire to engage in. general discussions to determine the desirability of the Recipient acquiring rights in, and to, the above referenced Subject Matter (the "Business Opportunity"); and,

WHEREAS, pursuant to any discussions of the Business Opportunity, the Recipient shall have access to confidential and proprietary information of UTMCACC;

NOW, THEREFORE, as a material inducement to the disclosure of such confidential and proprietary information and in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, UTMDACC and Recipient agree as follows:

Confidential Information. As used in this Agreement, the term "Confidential Information" means any and all data and information relating to the Business Opportunity that:

(a)	is delivered to Recipient by UTMDACM;

(b)	has value to UTMDACC; and

(c)	is not generally known by third parties.

Confidential Information includes, but 'is not limited to, any information that is disclosed to Recipient during any meeting with UTMDACC or during any discussions regarding the Business Opportunity and information relating to UTMDACC`s drawings, schematics, samples, devices, biological materials, applications for intellectual property protection; services, processes, procedures, trade secrets, intellectual property, pricing, costs, business or strategic plans, and marketing or advertising strategies. Any orally disclosed Confidential Information must be summarized in writing, identified as “confidential” and delivered to Recipient. Confidential Information shall not include:

(a)	information which at the time of disclosure is in the public domain;

(b)	information which, after disclosure, becomes part of the. public domain by publication or otherwise except by breach of this Agreement;

(c)	information which reasonable proof can establish was in the Recipient's possession prior to the time of disclosure b `:UTMDACC and was not acquired directly or indirectly from UTMDACC;

(d)	information which is independently developed by Recipient with no reliance on the Confidential information as shown by

contemporaneous written record; and

(e)	information that is required to be. disclosed by operation of law or court order (after providing. UTMDACC with reasonable notice of such requirement to divulge and with an opportunity to obtain a protective order).

2.	No Disclosure of Confidential Information. In consideration of the disclosure of the Confidential Information, Recipient represents and warrants that it has not disclosed :any Confidential Information.: to any third party, and Recipient agrees that the Confidential information shall be kept strictly confidential and shall not be disclosed to anyone. in any manner whatsoever, except as otherwise set forth in this Agreement, or with the written consent of UTMDACC.

3.	Care of Confidential Information. In handling the Confidential Information, Recipient covenants and agrees (a) to. use the same care and discretion as it employs with its own proprietary information (but in no event less than reasonable care and discretion) to. prevent disclosure, publication, or dissemination of the Confidential Information, and (b) not to use, duplicate, reproduce, copy, distribute, disclose or otherwise disseminate the Confidential Information, except: as permitted pursuant to this Agreement.

4.	No Rights to Confidential Information. The furnishing of Confidential Information to Recipient by UTMDACC hereunder shall not serve to grant or convey any right or license (a) to use any invention, trade secret, patent, of other intellectual property of UTMDACC; or (b) to practice any invention or patents relating to the Confidential Information. Further, nothing herein shall give Recipient the right to file patent applications on or related to the Confidential Information without UTMDAGC's express written consent. This Agreement shall not place

UITMDACC under any obligation to enter into any further agreement with Recipient.

5.	No Business Use. Recipient agrees not to make any use Whatsoever of the Confidential Information in the conduct or operation of its business and to restrict the review and use of Confidential Information solely for the purposes of discussion of the Business Opportunity.

6.	Disclosure of Confidential Information. Disclosure of Confidential information to persons or entities, other than employees of the Recipient, may be made by Recipient only with the written consent of UTMDACC and upon signature of the form in Exhibit A by such third person or entity. Recipient agrees that it shall be responsible for ensuring that all persons to whom Confidential Information is disclosed under this Agreement shall keep such information confidential and shall not disclose or divulge the same to any unauthorized person or in any unauthorized manner. Recipient also agrees that it shall be responsible for ensuring that all persons to whom the Confidential Information is disclosed under this Agreement return such information to UTMDACC or destroy it in accordance with the terms of this Agreement.

7.	Discussions are Confidential. Recipient agrees that neither Recipient nor its employees and representatives will disclose to any person either the fact that discussions regarding the Business Opportunity are taking place nor any terms,. conditions, or other facts with respect to any transaction that may be proposed or undertaken, including the status thereof.

	8.	Return of Confidential Information. Upon completion of the discussions of ire Business Opportunity or within ton (10) working days of a written request by UTMIJACC, the Recipient must return (a) all Confidential Information and copies thereof in its possession and in the possession of all persons or entities to whom it was disclosed and (b) all materials generated by the Recipient based on the Confidential Information and copies thereof in its possession and in the. possession .of all person or entities to whom it was disclosed., including but not limited to, abstracts, notes, memoranda, or other documents. Recipient's legal department is allowed to keep one copy of the Confidential Information to verify compliance with this Agreement.

	9.	Injunctive Relief. Breach of this Agreement will entitle UTMDACC to immediate

Injunctive relief as well as any other remedies available at law or in equity. The Parties acknowledge that the Confidential information is valuable and unique and that disclosure in breach of this Agreement may result in irreparable injury to UTMDACC.

10.	Term of the Agreement. Recipient's obligations of confidentiality under this
	Agreement shall remain in effect for a period of three	(3) years	following the
	Effective Date (the "Term".), unless such period	is extended by	the Parties in
writing.

11.	Governing Law Jurisdiction; and Venue. This Agreement shall be construed and enforced in accordance With the laws of the United States and of the State of Texas without regard to its conflict of law provisions. The Texas state courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court. for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement, and Recipient hereby consents to jurisdiction of such courts.

12.	Full Agreement of the Parties. This represents the entire agreement between the Parties with respect to the disclosure and use of Confidential Information and it supersedes and cancels all prior communications, understandings, and agreements between the Parties whether express, oral or implied.: No right or obligation other than those recited herein are to be implied from this Agreement. No license is hereby promised or granted to Recipient, directly or indirectly, under any patent, copyright, trade secret, or other proprietary right of UTMDACC.

13.	Use of University's Name . Recipient shall not use the name of. UTMDACC or its employees Without UTMDACC's express written, consent Secured through:

M. D. Anderson Services Corporation 7505 S. Main, Suite 500, Unit 0525 Houston, TX 77030 ATTENTION: Natalie Wright Email: nwright@mdanderson.org

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by them" duly authorized representatives.

THE UNIVERSITY OF TEXAS W.D. ANDERSON CANCER CENTER

By

William J. Doty Managing Director Technology Commercialization

Date:

U.S. BIODEEENSE, INC.

By:

Name: Title:

Date:

I acknowledge that I have read this
Agreement in its entirety and that I
shall use reasonable efforts to uphold
my individual	obligations	and
responsibilities set forth herein:

Signature.
Edward T. Yeh, M.D.

Date:

EXHIBIT A

     By execution of this document, as evidenced by my signature below, I, the undersigned, acknowledge and agree to the following:

1.	I have read and understand. the Confidentiality Agreement between The University of Texas M. D. Anderson Cancer Center ("UTMDACC") and the Recipient, to which this form is an exhibit and I agree to abide by the terms of this Agreement.

2.	I understand that I will acquire Confidential Information from UTMDACC as a third party to which Re. ipient will disclose Confidential Information with the written acrnsent of UTMDANC.

3.	I further understand that disclosing such Confidential Information to, or by discussing such Confidential Information with, any person not specifically authorized to receive such information could potentially violate

UTMDACC's right to have such information kept confidential, and thereby I could incur both personal liability and liability on the part of the Recipient for damages that result from such unauthorized disclosure, Accordingly, by executing this document, I agree to:

(a)	Maintain the confidentiality of any and all information that I acquire as, a result of my participation in evaluating the Business Opportunity; and

(b) Not participate in any discussions concerning

(i) the

Business Opportunity, or (ii) any information that I acquire from this business process, with anyone other than those persons authorized to discuss such matters with me, as defined by this Confidentiality Agreement.

Signature

Date

Printed Name